Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 9, 2023, by and between Apollomics Inc., a Cayman Islands exempted company (“Apollomics”), and the undersigned subscriber (“Subscriber”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below).

WHEREAS, Apollomics entered into that certain Business Combination Agreement, dated as of September 14, 2022, by and among Apollomics, Maxpro Capital Acquisition Corp., a Delaware corporation (the “SPAC”), and Project Max SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Apollomics (as amended, supplemented or otherwise modified from time to time, the “BCA,” and, the transactions contemplated by the BCA, the “Business Combination”);

WHEREAS, in connection with the Business Combination, Subscriber desires to subscribe for and purchase from Apollomics, that number of [Class B ordinary shares, par value $0.0001 per share, of Apollomics (“Apollomics Class B Ordinary Shares”)][Series A preferred shares, par value $0.0001 per share, of Apollomics (“Apollomics Series A Preferred Shares”)] 1 set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and at the closing of the Business Combination (the “Closing”), Apollomics desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Apollomics, all on the terms and subject to the conditions set forth herein;

WHEREAS, on or prior to the Closing, Apollomics is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase from Apollomics, and Apollomics desires to issue and sell to the Other Subscribers at the Closing, (i) [Apollomics Class B Ordinary Shares][Class B ordinary shares, par value $0.0001 per share (“Apollomics Class B Ordinary Shares”), of Apollomics] at the Per Share Price or (ii) [Series A preferred shares, par value $0.0001 per share (“Apollomics Series A Preferred Shares”), of Apollomics][Apollomics Series A Preferred Shares]2 at the Per Share Price (the shares of the Other Subscribers, the “Other Subscribed Shares”); and

[WHEREAS, concurrently with the execution of this Agreement, Subscriber will enter into a Warrant Agreement (the “Warrant Agreement”) with Apollomics, pursuant to which Apollomics will issue one-quarter of one warrant (“Penny Warrants”), each exercisable to purchase one Apollomics Class A Ordinary Share (as defined below) at $0.01 per share (the “Warrant Shares”), for each Apollomics Class B Ordinary Share issued pursuant to this Agreement.]3

1 Note: Certain subscribers are subscribing for Apollomics Class B Ordinary Shares, whereas other subscribers are subscribing for Apollomics Series A Preferred Shares. This form of Subscription Agreement provides for optionality between the Apollomics Class B Ordinary Shares and the Apollomics Series A Preferred Shares.

2 Note: The Other Subscription Agreements include subscriptions for Apollomics Class B Ordinary Shares as well as subscriptions for Apollomics Series A Preferred Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.      Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase, and Apollomics hereby agrees to issue and sell to Subscriber upon the payment of the Purchase Price, in each case, at the Closing, the Subscribed Shares [and Penny Warrants pursuant to the Warrant Agreement] (such subscription and issuance, the “Subscription”).

Section 2.      Closing; Delivery of Shares; Conditions.

(a)            The consummation of the Subscription and the transactions contemplated hereby shall occur substantially simultaneously with, and be conditioned upon the occurrence of, the Closing. The date on which the closing of the transactions contemplated herein occurs is referred to as the “Subscription Closing Date”.

(b)            At least five Business Days before the anticipated Subscription Closing Date, Apollomics shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Subscription Closing Date and (ii) the wire instructions for delivery of the Purchase Price to Apollomics. No later than three Business Days prior to the Subscription Closing Date set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by Apollomics in the Closing Notice, such funds to be held by Apollomics in trust for the benefit of Subscriber until the Closing (with Subscriber being treated as the beneficial owner of the Purchase Price until the Closing). Upon satisfaction (or, if applicable, waiver) of the conditions set forth in Sections 2(d), 2(e) and 2(f), Apollomics shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities Laws), in the name of Subscriber (or its nominee identified to Apollomics in writing no less than one Business Day prior to the Closing), and (ii) as promptly as practicable after the Closing, evidence from Apollomics’ transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form and containing customary restrictive legends) on and as of the Subscription Closing Date. Upon delivery of the Subscribed Shares to Subscriber (or its nominee, if applicable), in accordance with Section 2(b)(i), the Purchase Price shall cease to be held by Apollomics in trust for the benefit of Subscriber and shall be owned by Apollomics.

(c)            In the event that (i) the Closing does not occur within five Business Days after the anticipated Subscription Closing Date specified in the Closing Notice or (ii) this Subscription Agreement is terminated prior to the Closing but after Subscriber has funded the Purchase Price in accordance with the Closing Notice, then, in either case, unless otherwise agreed to in writing by Apollomics and Subscriber, Apollomics shall promptly (but in no event later than seven Business Days (as defined below) after the anticipated Subscription Closing Date specified in the Closing Notice or the date on which this Subscription Agreement is terminated, as applicable) return the Purchase Price so delivered by Subscriber to Apollomics by wire transfer in immediately available funds to the account specified in writing by Subscriber to Apollomics, and the Subscribed Shares (and any book entries in respect thereof) shall be deemed cancelled. Notwithstanding any such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 6, Subscriber shall remain obligated (A) to redeliver funds to Apollomics in escrow following Apollomics’ delivery to Subscriber of a new Closing Notice and (B) to consummate the closing of the transactions herein on the Subscription Closing Date in accordance with this Subscription Agreement. For the purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands are authorized or required by Law to close.

3 Note: To only be included in the form of Subscription Agreement for Apollomics Class B Ordinary Shares.

(d)            The closing of the transactions contemplated herein shall be subject to the satisfaction, or valid waiver by each of the parties hereto, of the conditions that, on the Subscription Closing Date:

(i)	no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)	(A) all conditions precedent to the closing of the Business Combination set forth in the BCA shall have been satisfied (as determined by the parties to the BCA) or waived (other than those conditions which, by their nature, are to be satisfied at the Closing of the Business Combination pursuant to the BCA) and (B) the closing of the Business Combination be scheduled to occur substantially concurrently with the closing of the transactions contemplated by this Subscription Agreement; and

(iii)	no Governmental Authority shall have issued, enforced or entered any judgment or order, which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(e)            The obligation of Apollomics to consummate the transactions contemplated herein shall be subject to the satisfaction or valid waiver by Apollomics of the additional conditions that, on the Subscription Closing Date:

(i)	all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the transactions contemplated herein shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing; and

(ii)	Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(f)            The obligation of Subscriber to consummate the transactions contemplated herein shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Subscription Closing Date:

(i)	all representations and warranties of Apollomics contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Apollomics Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date (other than representations and warranties that are qualified as to materiality or Apollomics Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the transactions contemplated herein shall constitute a reaffirmation by Apollomics of each of the representations, warranties and agreements of Apollomics contained in this Subscription Agreement as of the Closing;

(ii)	no amendment of the BCA shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has consented in writing to such amendment;

(iii)	[the Penny Warrants shall be delivered pursuant to the terms of the Warrant Agreement]; and

(iv)	Apollomics shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(g)            Prior to or at the Closing, Subscriber shall deliver all such other information as is reasonably requested by Apollomics in order for Apollomics to issue the Subscribed Shares to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3.      Apollomics Representations and Warranties. Apollomics represents and warrants to Subscriber that:

(a)            Apollomics (i) is duly organized, validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Apollomics Material Adverse Effect. For purposes of this Subscription Agreement, an “Apollomics Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Apollomics and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Apollomics’ ability to consummate (A) the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares or (B) the Business Combination.

(b)            As of the Subscription Closing Date, the Subscribed Shares [, the Penny Warrants and the Warrant Shares] will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement [and the Warrant Agreement], will be validly issued, fully paid and non-assessable. [The Apollomics Class B Ordinary Shares shall have the rights, preferences and privileges set forth in the proposed Sixth Amended and Restated Memorandum of Association of Apollomics filed as an exhibit to the Registration Statement on Form F-4 filed by Apollomics in connection with the Business Combination prior to the date hereof (the “Amended Articles”).]

(c)            This Subscription Agreement [and the Warrant Agreement] [has][have] been duly authorized, executed and delivered by Apollomics, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement [and the Warrant Agreement] shall constitute the valid and legally binding obligation[s] of Apollomics, enforceable against Apollomics in accordance with [their/its] terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d)            Assuming the accuracy of the representations and warranties of Subscriber, the execution and delivery of this Subscription Agreement [and the Warrant Agreement], the issuance and sale of the Subscribed Shares[, Penny Warrants and Warrant Shares] and the compliance by Apollomics with all of the provisions of this Subscription Agreement [and the Warrant Agreement] and the consummation of the transactions contemplated herein [and therein] will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Apollomics pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Apollomics is a party or by which Apollomics is bound or to which any of the property or assets of Apollomics is subject; (ii) the Organizational Documents of Apollomics; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Apollomics or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Apollomics Material Adverse Effect.

(e)            Assuming the accuracy of the representations and warranties of Subscriber, Apollomics is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or U.S. federal, state, local or other Governmental Authority, self-regulatory organization (including The Nasdaq Stock Market (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance by Apollomics of this Subscription Agreement [or the Warrant Agreement] (including, without limitation, the issuance of the Subscribed Shares[, the Penny Warrants and the Warrant Shares]), other than (i) filings required by applicable local or U.S. state securities laws, (ii) those required to consummate the Business Combination as provided under the BCA, including under Section 6.12 thereof, (iii) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (iv) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, an Apollomics Material Adverse Effect.

(f)            Except for such matters as have not had and would not be reasonably likely to have an Apollomics Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a Governmental Authority or arbitrator pending, or, to the knowledge of Apollomics, threatened in writing against Apollomics or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against Apollomics.

(g)            Neither Apollomics nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares [or the Penny Warrants]. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 4 and the undersigned’s compliance with its obligations set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares [and the Penny Warrants] to the undersigned hereunder.

(h)            There are no securities or instruments issued by or to which Apollomics is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the Other Subscribed Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Subscription Closing Date.

Section 4.      Subscriber Representations and Warranties. Subscriber represents and warrants to Apollomics that:

(a)            If Subscriber is a legal entity, Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by Apollomics, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d)            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or, if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided Apollomics with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c).

(e)            Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that the Company is not required to register the Subscribed Shares except as set forth in Section 5. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Apollomics or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities Laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the filing of certain required information with the SEC after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f)            Subscriber understands that each book entry for the Subscribed Shares shall contain a notation in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) AGREES FOR THE BENEFIT OF APOLLOMICS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (1)(C) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(g)            Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from Apollomics. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by Apollomics, any Participant Company (as defined below), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the transactions contemplated herein or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Apollomics set forth in Section 3. Subscriber acknowledges that certain information provided by Apollomics was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that the information provided to Subscriber was preliminary and subject to change, including in the Registration Statement that Apollomics intends to file with the SEC (which will include substantial additional information about the Apollomics, the Participant Companies and the Business Combination and will update and supersede the information previously provided to Subscriber).

(h)            In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties made by Apollomics in Section 3. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to Apollomics, SPAC, the other parties to the BCA and their respective current and future subsidiaries (collectively, the “Participant Companies”) and the transactions contemplated herein.

(i)             Subscriber represents and agrees that Subscriber and Subscriber’s professional advisors, if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisors, if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed SPAC’s and Apollomics’ filings with the SEC.

(j)             Subscriber acknowledges that (A) Apollomics currently may have, and later may come into possession of, information regarding Apollomics that is not known to Subscriber and that may be material to a decision to enter into this transaction (“Excluded Information”), (B) Subscriber has determined to enter into this transaction notwithstanding its lack of knowledge of the Excluded Information, and (C) no Participant Company shall have liability to Subscriber, and Subscriber hereby to the extent permitted by law waives and releases any claims it may have against the Participant Companies with respect to the nondisclosure of the Excluded Information.

(k)            Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and a Participant Company or one of its respective representatives or affiliates and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the applicable Participant Company (or its respective representative or affiliate). Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l)             Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in Apollomics’ filings with the SEC. Subscriber understands the significant extent to which certain of the disclosures contained in SPAC’s filings with the SEC prior to the date hereof shall not apply following the consummation of the Business Combination. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. No Participant Company nor any of its respective affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares, or made any representations, warranties or guarantees regarding the tax consequences of Subscriber’s investment in the Subscribed Shares.

(m)            Alone, or together with any professional advisors, Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Apollomics. Subscriber acknowledges specifically that a possibility of total loss exists.

(n)            Subscriber understands and agrees that no federal or state agency or any other government or Governmental Authority (whether foreign or domestic) has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o)            Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the transactions contemplated hereby), a Sanctioned Person. Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons, (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region) or (iii) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (A) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (B) the European Union and enforced by its member states, (C) the United Nations and (D) Her Majesty’s Treasury.

(p)            Subscriber, together with its affiliates that will hold the Subscribed Shares, are not currently (and at all times through the Closing will refrain from being or becoming) members of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of Apollomics (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q)            No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Apollomics as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Apollomics from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(r)            If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Apollomics, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s)            At the applicable date, Subscriber will have sufficient funds to pay the Purchase Price in escrow pursuant to Section 2.

(t)            At all times at or prior to the Closing, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares.

(u)            Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Participant Companies.

Section 5.      Registration Rights.

(a)            Apollomics shall , within sixty (60) calendar days following the Closing, file with the SEC (at Apollomics’ sole cost and expense) a registration statement on Form F-1 or such other form of registration statement as is then available (the “Registration Statement”) registering the resale of the Class A ordinary shares, par value $0.0001 per share (“Apollomics Class A Ordinary Shares”), into which the Subscribed Shares are convertible (such shares, the “Converted Shares”) pursuant to the Amended Articles, and Apollomics shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day (if the SEC notifies Apollomics that it will “review” such Registration Statement) following the day in which Apollomics initially filed the Registration Statement and (ii) the tenth (10th) Business Day after the date Apollomics is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Deadline”); provided, however, that Apollomics’ obligations to include Subscriber’s Converted Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Apollomics such information regarding Subscriber, the securities of Apollomics held by Subscriber and the intended method of distribution of the Converted Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Apollomics to effect the registration of the Converted Shares, and shall execute such documents in connection with such registration as Apollomics may reasonably request that are customary of a selling shareholder in similar situations. Apollomics agrees that, except for such times as Apollomics is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Apollomics will use its reasonable best efforts to, at its expense, cause such Registration Statement or another registration statement (which may be a “shelf registration statement”) to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which Apollomics determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) the date on which all of the Converted Shares shall have been sold, or (ii) on the first date on which the undersigned can sell all of its Converted Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for Apollomics to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided that, Apollomics shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if (A) Apollomics’ board of directors reasonably determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, (B) the negotiation or consummation of a transaction by Apollomics or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Apollomics’ board of directors reasonably believes would require additional disclosure by Apollomics in the Registration Statement of material information that Apollomics has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Apollomics’ board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements or (C) in the reasonable judgment of the Apollomics’ board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Apollomics (such circumstance, a “Suspension Event”); provided, however, that Apollomics may not delay or suspend the Registration Statement for more than 60 consecutive calendar days or for more than 120 calendar days in any 360 day period. Upon receipt of any written notice from Apollomics (which notice shall not contain any material non-public information regarding Apollomics) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Converted Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Apollomics agrees to promptly prepare) that corrects the misstatements or omissions referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Apollomics that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by Apollomics unless otherwise required by law or subpoena. If so directed by Apollomics, Subscriber will deliver to Apollomics or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Converted Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Converted Shares shall not apply (I) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (II) to copies stored electronically on archival servers as a result of automatic data back-up.

(b)            Apollomics shall promptly advise Subscriber:

(i)	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)	of the receipt by Apollomics of any notification with respect to the suspension of the qualification of the Converted Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Apollomics shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Apollomics other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding Apollomics or subjects the Subscriber to any duty of confidentiality.

(c)            Apollomics shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement if such order should be issued.

(d)            Except for such times as Apollomics is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, Apollomics shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Converted Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            Apollomics shall use its reasonable best efforts to cause all Converted Shares to be listed on each securities exchange or automated quotation system, if any, on which the Apollomics Class A Ordinary Shares have been listed.

(f)            Subscriber shall be entitled to inquire of Apollomics the status of the filing of the Registration Statement and the status of the effectiveness thereof at any time.

(g)            Apollomics will use its commercially reasonable efforts to (A) at the reasonable request of Subscriber, deliver all the necessary documentation to cause the transfer agent to Apollomics to remove all restrictive legends from any of the Converted Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Converted Shares, or that may be sold by Subscriber without restriction under Rule 144, including without limitation, any volume, information and manner of sale restrictions, and (B) deliver or cause its legal counsel to deliver to the transfer agent to Apollomics the necessary legal opinions or instruction letters required by the transfer agent to Apollomics, if any, in connection with the instruction under clause (A), in each case in the case of clauses (A) and (B), upon the receipt of Subscriber’s representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) Apollomics and its counsel. Subscriber agrees to disclose their respective beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Converted Shares to Apollomics (or its successor) upon reasonable request to assist Apollomics in making the determination described above.

(i)             Subscriber may deliver written notice (an “Opt-Out Notice”) to Apollomics requesting that Subscriber not receive notices from Apollomics otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Apollomics shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Apollomics in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(i)) and the related suspension period remains in effect, Apollomics will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to Apollomics, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

Section 6.      Termination. Except for Section 7, 8 and 9, which shall survive any termination of this Subscription Agreement, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the BCA is terminated in accordance with its terms and (b) upon the mutual written agreement of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at Law or in equity to recover losses, liabilities or damages arising from such breach. Apollomics shall notify Subscriber of the termination of the BCA promptly after any termination thereof.

Section 7.      Trust Account Waiver. Subscriber hereby acknowledges that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders and certain other parties (including the underwriters of the IPO). Subscriber acknowledges that, in connection with the Business Combination and as contemplated by the BCA, it is contemplated that the agreement governing the Trust Account will be assigned from SPAC to Apollomics with effect as of the consummation of the Business Combination. For and in consideration of Apollomics entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Apollomics, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the applicable terms of the SPAC’s Organizational Documents in respect of any of the SPAC’s Class A common stock acquired by any means other than pursuant to this Subscription Agreement or any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of SPAC acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of SPAC. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Apollomics and its affiliates to induce Apollomics to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber under applicable Law.

Section 8.      Indemnity.

(a)            Apollomics agrees to indemnify and hold harmless, to the extent permitted by Law, the Subscriber, its directors, and officers, employees, and agents, and each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act), to the extent the Subscriber is a seller under the Registration Statement, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Apollomics by or on behalf of the Subscriber expressly for use therein.

(b)            The Subscriber agrees, in connection with any Registration Statement under which the Subscriber is a seller, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless Apollomics, its affiliates and its and its affiliates’ directors, officers, employees and agents, and each person who controls Apollomics (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained, in the case of an omission) in any information or affidavit so furnished by or on behalf of the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(c)            Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares.

(e)            If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made (or not made, in the case of an omission) by, or relates to information supplied (or not supplied, in the case of an omission) by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the other limitations set forth in this Section 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(e) by any seller of Subscribed Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 9.       Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing and be deemed to have been duly given (i) when delivered in person, (ii) three Business Days after being sent, if sent by registered or certified mail return receipt requested, postage prepaid, (iii) one Business Day after being sent, if sent by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email with electronic confirmation of delivery, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)            Subscriber acknowledges that Apollomics and others have relied and will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(b) shall not give Apollomics or any third party any rights other than as expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify Apollomics if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares from Apollomics will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by Subscriber as of the Closing. Apollomics acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Apollomics contained in this Subscription Agreement. Prior to the Closing, Apollomics agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Apollomics set forth herein are no longer accurate in all material respects.

(c)            Each of Apollomics and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)            Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)            Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the Subscribed Shares until the consummation of the Business Combination (or the earlier termination of this Subscription Agreement in accordance with its terms).

(f)            Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to Apollomics hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, Apollomics may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Business Combination and exclusively to another entity that controls, is under the control of, or is under common control with, Apollomics). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber, if any) or, with Apollomics’ prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g)            All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h)            Apollomics may request from Subscriber such additional information as Apollomics may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested. Subscriber acknowledges that Apollomics may file a copy of the form of this Subscription Agreement with the SEC as an exhibit to a periodic report of Apollomics or a registration statement of Apollomics.

(i)            This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(j)            This Subscription Agreement constitutes the entire agreement between the parties hereto, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto with respect to the subject matter hereof.

(k)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Notwithstanding the foregoing, the parties hereto agree that the SPAC is an express third-party beneficiary of this Subscription Agreement (the “Beneficiaries”). Each of the parties hereto acknowledge and agree that each of the parties hereto and each of the Beneficiaries shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Apollomics to cause, or directly cause, Subscriber to fund the Purchase Price and cause the Closing to occur on the Subscription Closing Date. Each party hereto further agrees that none of the parties hereto or any of the Beneficiaries shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(k), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond of similar instrument.

(l)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Apollomics shall be entitled to specifically enforce Subscriber’s obligations to fund the Aggregate Purchase Price set forth on the signature page hereto and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9(l) is unenforceable, invalid, contrary to applicable Law or inequitable for any reason; and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate. In connection with any proceeding for which Apollomics is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by such party, shall include, without limitation, damages related to the consideration that is or was to be paid to Apollomics under this Subscription Agreement, and such damages are not limited to an award of out-of-pocket fees and expenses related to this Subscription Agreement.

(m)           In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

(n)            If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o)            No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p)            This Subscription Agreement may be executed and delivered in counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q)            This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(r)            EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS Section 9(r) AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s)            The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t)            This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(u)            If, any change in the [Apollomics Class B Ordinary Shares][Apollomics Series A Preferred Shares] or the Apollomics Class A Ordinary Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(v)            Subscriber hereby consents to the publication and disclosure in any press release issued by Apollomics, SPAC or any other Participant Company, any Form 8-K or Form 6-K filed by Apollomics or SPAC with the SEC in connection with the execution and delivery of the BCA or the transactions contemplated thereby and the Registration Statement (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by Apollomics or SPAC to any Governmental Authority or to any securityholders of Apollomics or SPAC) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by Apollomics or SPAC, a copy of this Subscription Agreement, all solely to the extent required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by Apollomics or SPAC for any regulatory application or filing made or approval sought in connection with the Business Combination (including filings with the SEC). Notwithstanding the foregoing, Apollomics shall provide to Subscriber a copy of any proposed disclosure relating to Subscriber in accordance with the provisions of this Section 9(v) in advance of any publication thereof and shall consider in good faith such revisions to such proposed disclosure as Subscriber shall reasonably request.

(w)            Apollomics shall issue, or shall cause SPAC to issue, by 9:00 a.m., New York City time, on the fourth Business Day immediately following the date hereof, one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and in connection with the Business Combination. Upon the issuance of the Disclosure Document, to Apollomics’ knowledge, Subscriber (provided that Subscriber is not, or is not an affiliate of any person who is, an existing investor in Apollomics) shall not be in possession of any material, non-public information received from Apollomics, SPAC or their respective officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Apollomics, SPAC or any of their affiliates in connection with the Business Combination.

(x)            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Apollomics, or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or any other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

IN WITNESS WHEREOF, each the parties hereto have executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

APOLLOMICS INC.

By:
Name:
Title:

Address for Notices:

Apollomics, Inc. 989 E. Hillsdale Blvd., Suite 220 Foster City, CA 94404 Attn: Sanjeev Redkar Email: Sanjeev.redkar@apollomicsinc.com with a copy (not to constitute notice) to:

White & Case LLP 555 South Flower Street, Suite 2700 Los Angeles, CA 90071 Attention: Daniel Nussen Email: Daniel.Nussen@whitecase.com
and

Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, N.W., Suite 900 Washington, DC 20001 Attention: Michael K. Bradshaw, Jr. Email: mike.bradshaw@nelsonmullins.com

Signature Page to Subscription Agreement

[SUBSCRIBER]

By:
Name:
Title:

Address for Notices:

Email for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

[Number of Penny Warrants to be Issued (Subscribed Shares divided by 4):][4]

Price Per Subscribed Share:	$10.00

Aggregate Purchase Price:	$_______________________

You must pay the Aggregate Purchase Price by wire transfer of United States dollars in immediately available funds to the account of Apollomics specified by Apollomics in the Closing Notice.

4 Note: To only be included in the form of Subscription Agreement for Apollomics Class B Ordinary Shares.

Signature Page to Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Apollomics or acting on behalf of an affiliate of Apollomics.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Signature Page to Subscription Agreement

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

☐	Any entity in which all of the equity owners are accredited investors; or

☐	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:
Print Name:

By:
Name:
Title: